                   AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement, made and entered into as of the 15th day of July 1998, as amended, by and among MFS Variable Insurance Trust, Lincoln Life & Annuity Company of New York and Massachusetts Financial Services Company, the parties do hereby agree to an amended Schedule A as attached hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on February 15, 2000.



                         LINCOLN LIFE & ANNUITY
                         COMPANY OF NEW YORK
                         By its authorized officer,

                         By:

                         Title:

                         MFS VARIABLE INSURANCE TRUST,
                         on behalf of the Portfolios By its authorized officer,

                         By:


                         Assistant Secretary

                         MASSACHUSETTS FINANCIAL SERVICES
                         COMPANY
                         By its authorized officer,

                         By:


                         Chairman, Chief Executive Officer

                                                         As of February 15, 2000






SCHEDULE A

                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT



        NAME OF SEPARATE
        ACCOUNT AND DATE                      POLICIES FUNDED                               PORTFOLIOS
ESABLISHED BY BOARD OF DIRECTORS            BY SEPARATE ACCOUNT                       APPLICABLE TO POLICIES


  Lincoln Life & Annuity Flexible      / /  Variable Universal Life I                MFS Emerging Growth Series
       Premium Variable Life           / /  Lincoln Variable Universal                 MFS Total Return Series
             Account M                      Life                                        MF S Utilities Series
                                       / /  Flexible Premium Variable
                                            Life - Two Insureds


   LLANY Separate Account R for        / /  Survivorship Variable                    MFS Emerging Growth Series
  Flexible Premium Variable Life            Universal Life I                           MFS Total Return Series
             Insurance                 / /  Lincoln Survivorship, Variable              MFS Utilities Series
                                            Universal Life



   LLANY Separate Account S For        / /  Corporate Specialty Markets                MFS Total Return Series
  Flexible Premium Variable Life            COLI (CVUL)                                 MFS Utilities Series
             Insurance                                                                       MFS Capital
                                                                                        Opportunities Series
                                                                                         MFS Research Series



    Lincoln New York Account N              Delaware - Lincoln New York              MFS Emerging Growth Series
      for Variable Annuities                Choice Plus Variable Annuity               MFS Total Return Series
                                                                                        MFS Utilities Series
                                                                                              MFS Research